Exhibit 16.1

Sherb & Co., LLP
7900 Glades Road
Suite 540
Boca Raton, FL  3343

October 18, 2012

Securities and Exchange Commission
450 Fifth Street, NW
Washington DC  20549

Commissioners:

We have read the statements made by Proguard Acquisition Corp., which was filed with the commission pursuant to item 4.01 of form 8-K, report dated October 18, 2012.  We agree with the statements (a) under item 4.01 concerning our firm in such form 8-K.

Sincerely,

/s/ Sherb & Co., LLP
Sherb & Co., LLP